UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                              --------------------

       Date of Report (Date of earliest event reported): October 12, 2004

                        GYRODYNE COMPANY OF AMERICA, INC.
             (Exact name of Registrant as Specified in its Charter)

          New York                     000-01684                11-1688021
(State or Other Jurisdiction of    (Commission File         (I.R.S. Employer
 Incorporation             )            Number)             Identification No.)

                                 102 FLOWERFIELD
                            ST. JAMES, NEW YORK 11780
               (Address of principal executive offices)(Zip Code)

                                 (631) 584-5400
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

                 Check the appropriate box below if the Form 8-K
                filing is intended to simultaneously satisfy the
              filing obligation of the registrant under any of the
           following provisions (see General Instruction A.2. below):

            |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINICPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

At a meeting held on October 12, 2004, the Registrant's Board of Directors unanimously voted to appoint Elliot H. Levine as director to fill the vacancy created by the resignation of Robert F. Friemann. Mr. Levine has been appointed by the Board to serve until the date of the next annual meeting of shareholders. Mr. Levine, a certified public accountant, was recommended to the Board by the Registrant's largest shareholder, Mr. Bruce Sherman. The Board did not immediately appoint the new director to serve on any committees, but may do so in the future.

There are no understandings or arrangements between Mr. Levine and any other person pursuant to which his selection as director was made. Mr. Levine is not a party to any transaction or relationship within the meaning of Item 404(a) of Regulation S-B involving the Registrant or any of its subsidiaries.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press release issued by the Registrant on October 12, 2004 announcing the appointment of Mr. Elliot Levine to the Board of Directors.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                           GYRODYNE COMPANY OF AMERICA, INC.

                          By: /s/ Stephen V. Maroney
                             ---------------------------------------------------
                              Stephen V. Maroney
                              President, Chief Executive Officer and Treasurer

Date: October 12, 2004